EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Arbor Property Trust on Form S-8 of our report dated March 10, 1994, appearing in the Annual Report on Form 10-K of Arbor Property Trust for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP


Atlanta, Georgia
September 26, 1996